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EXHIBIT 10.26.1

Revolving Loan Amendment No. 1

        This REVOLVING LOAN AMENDMENT NO. 1 (the "Amendment"), dated as of July 1, 2002, is entered into by and between Union Carbide Corporation, a New York corporation (the "Borrower") and The Dow Chemical Company, a Delaware corporation (the "Lender").

        A.    The Lender and the Borrower entered into a Revolving Loan Agreement dated as of February 6, 2001, (as amended, the "Loan Agreement"); and

        B.    The Lender and the Borrower now wish to further amend the Loan Agreement as follows:

1.
The term "Maturity Date" shall mean April 30, 2012.

2.
Section 2.4(e) is added and shall read:

    Lender may demand payment from Borrower of all or any part of the amounts advanced under the Loan, at any time and from time to time, along with accrued but unpaid interest on the principal amount to be repaid; provided that the repayment date with respect to any such amounts shall be at least 30 days after Borrower's receipt of written notice from Lender.

3.
The Loan bears interest from day to day at an interest rate per annum equal to the lesser of:
  (i)
  LIBOR plus 1/8 percent; or

  (ii)
  the maximum rate allowable by law (the "Interest Rate"). Interest accrues on the unpaid principal amount of each Advance from the date each Advance is made and is payable in accordance with Section 2.4.
4.
All other terms of the Loan Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have caused this Amendment to the Loan Agreement to be duly executed by their duly authorized representatives.

BORROWER:	LENDER:
UNION CARBIDE CORPORATION	THE DOW CHEMICAL COMPANY
By:	By:
Name:	Name:
Title:	Title:

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  EXHIBIT 10.26.1